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                                                                     EXHIBIT 2.3



                               ARTICLES OF MERGER

                                       OF

                           MONTEREY ACQUISITION CORP.

                            AND LYTE OPTRONICS, INC.



To the Secretary of State
State of Nevada

        Pursuant to the provisions of Chapter 92A, Nevada Revised Statutes, the domestic corporation herein named does hereby adopt the following Articles of Merger.

        1. The name and state of incorporation of each of the constituent corporations in the merger as follows:

                     NAME                               STATE OF INCORPORATION
                     ----                               ----------------------
             Lyte Optronics, Inc.                               Nevada
          Monterey Acquisition Corp.                           Delaware

        2. An Agreement and Plan of Reorganization dated as of May ___, 1999, by and between American Xtal Technology, Inc., Monterey Acquisition Corp., Lyte Optronics, Inc., and Certain Stockholders of Lyte Optronics, Inc., constituting the Plan of Merger (the "Plan of Merger") and providing for the merger of Monterey Acquisition Corp. with and into Lyte Optronics, Inc. (the "Merger"), including an amendment to the Articles of Incorporation of Lyte Optronics, Inc. intended to become effective simultaneously with the effectiveness of the Merger (the "Amendment") has been adopted by the Board of Directors of Lyte Optronics, Inc. and by the Board of Directors of Monterey Acquisition Corp.

        3. The merger of Monterey Acquisition Corp. with and into Lyte Optronics, Inc. is permitted by the laws of the jurisdiction of organization of Monterey Acquisition Corp. (Delaware) and has been authorized in compliance with said laws.

        4. The Plan of Merger was submitted to and approved by the sole stockholder of Monterey Acquisition Corp. pursuant to the provisions of the laws of Delaware, its jurisdiction of its organization, and the manner of approval thereof by said shareholder was as follows:

               (a) Monterey Acquisition Corp. only has one class of authorized stock, which is designated as Common Stock, and the total number of votes entitled to be cast by such class is 1,000.

               (b) The total number of voting shares held by stockholders of Monterey Acquisition Corp. who signed written consents in favor of the Merger is as follows:

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
                                                Number of Voting Shares
                                                held by Persons Consenting
                    Designation of Class        to Plan of Merger
                    --------------------        -----------------
                    Common Stock                1,000


               (c) The number of voting shares held by stockholders of Monterey Acquisition Corp. who signed written consents in favor of the Plan of Merger was sufficient for approval by the stockholders of such class.

        5. The Plan of Merger, including the Amendment, was submitted to the stockholders of Lyte Optronics, Inc. by its Board of Directors pursuant to the provisions of Chapter 92A, Nevada Revised Statutes, for approval by written consent and the manner of approval thereof by said stockholders was as follows:

               (a) The designation, the number of outstanding shares, and the number of votes entitled to be cast by each outstanding class of stock of Lyte Optronics entitled to vote separately on the Plan of Merger are as follows:

Designation of Class                     Number of Outstanding     Number of Votes of Class
--------------------                     Shares of Class           Entitled to Be Cast
                                         ---------------           ------------------------

Class A Common Stock                     3,509,383                 3,509,383

Class B Common Stock                     4,855,656                 4,855,656

Series A Convertible Preferred Stock     750                       487,387

               (b) The total number of voting shares held by stockholders of Lyte Optronics who signed written consents in favor of the Merger is as follows:

                                                  Number of Voting Shares Held By
Designation of Class                              Persons Consenting to Plan of Merger
--------------------                              ------------------------------------

Class A Common Stock                              3,509,383

Class B Common Stock                              4,677,085

Series A Convertible Preferred Stock              487,387



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               (c) The number of voting shares held by stockholders of Lyte
Optronics who signed written consents in favor of the Plan of Merger was sufficient for approval by the stockholders of such class and series.

        6. The approval of the stockholders of American Xtal Technology, Inc., the parent of Monterey Acquisition Corp., was not required.

        7. When the merger herein provided for becomes effective, Article FOURTH of the Articles of Incorporation of Lyte Optronics, Inc. is amended pursuant to the Plan of Merger to read as set forth below:

                                 ARTICLE FOURTH

        The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, par value $0.001 per share (the "Common Stock").

        8. The complete executed Plan of Merger is on file at the principal place of business of American Xtal Technology, Inc., the address of which is and shall be:

               4281 Technology Drive
               Fremont, CA  94538

               A copy of the entire Plan of Merger shall be furnished by American Xtal Technology, Inc. on request and without cost to any stockholder of Monterey Acquisition Corp. or Lyte Optronics, Inc.



[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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Signed on May __, 1999


                                        Lyte Optronics, Inc.



                                        By: /s/ Robert Shih
                                            ------------------------------------
                                            Robert Shih, President


                                        By: /s/ Clay Linford
                                            ------------------------------------
                                            Clay Linford, Secretary




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